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                                                                    EXHIBIT (11)


                             SONOCO PRODUCTS COMPANY
                  COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                    (Dollars in thousands, except per share)


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
                                                                Three Months Ended                       Six Months Ended
                                                         --------------------------------         --------------------------------
                                                          June 29,              June 30,           June 29,             June 30,
                                                            1997                 1996                1997                 1996
                                                         -----------         ------------         -----------         ------------

Primary earnings
Net income available to common shareholders              $    44,684         $     44,814         $    84,864         $     86,121

Weighted average number
    of common shares outstanding                          90,232,522           91,118,603          90,105,267           91,118,603

Assuming exercise of options reduced by the
    number of shares which could have been
    purchased (at average price) with proceeds
    from exercise of such options                          1,986,942            2,126,956           1,877,762            2,073,118
                                                         -----------         ------------         -----------         ------------

Weighted average number of shares
   outstanding as adjusted                                92,219,464           93,245,559          91,983,029           93,191,721
                                                         ===========         ============         ===========         ============

Primary earnings per common share                        $      0.48         $       0.48         $      0.92         $       0.92
                                                         ===========         ============         ===========         ============


Assuming full dilution
Net income available to common shareholders              $    44,684         $     44,814         $    84,864         $     86,121

Elimination of preferred dividends                             1,347                1,941               2,413                3,882
                                                         -----------         ------------         -----------         ------------

Fully diluted net income                                 $    46,031         $     46,755         $    87,277         $     90,003
                                                         ===========         ============         ===========         ============

Weighted average number of
  common shares outstanding                               90,232,522           91,118,603          90,105,267           91,118,603

Assuming exercise of options reduced by the
  number of shares which could have been
  purchased (at the higher of the
  end-of-period or the average price) with
  proceeds from exercise of such options                   2,378,005            2,220,167           2,094,251            2,220,167

Assuming conversion of preferred stock                     4,965,415            7,155,269           4,965,588            7,155,269
                                                         -----------         ------------         -----------         ------------

Weighted average number of
   shares outstanding as adjusted                         97,575,942          100,494,039          97,165,106          100,494,039
                                                         ===========         ============         ===========         ============

Earnings per common share assuming full dilution         $      0.47         $       0.47         $      0.90         $       0.90
                                                         ===========         ============         ===========         ============
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